Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Amendment No. 3 to the Registration Statement (No. 333-272467) on Form S-4 of Phoenix Biotech Acquisition Corp. of our report dated May 8, 2023, relating to the financial statements of CERo Therapeutics Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.
Wolf & Company, P.C.
Boston, Massachusetts
December 15, 2023